Exhibit 10.2

AMENDMENT TO CONTRACT FOR PURCHASE OF REAL ESTATE

        THIS AMENDMENT TO CONTRACT FOR PURCHASE OF REAL ESTATE (this “Amendment”) is made as of the 14th day of August, 2003 (the “Effective Date”) by and between The Keller Manufacturing Company, Inc., an Indiana corporation (“Seller”), and Structural Systems, Inc., a Maryland corporation (“Purchaser”).

RECITALS:

        A.        Purchaser and Seller are parties to a certain Contract for Purchase of Real Estate made and entered into as of April 16, 2003 (the “Contract”).

        B.        The Diligence Period under the Contract will expire on August 14, 2003.

        C.        Purchaser and Seller wish extend the Diligence Period for an additional sixty (60) days, solely with respect to Purchaser’s Tests and Studies regarding the environmental condition of the Real Estate.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, Purchaser and Seller hereby agree as follows:

1.        Paragraph 4 of the Contract is hereby amended to extend the Diligence Period, solely as it relates to Purchaser’s Tests and Studies regarding the environmental condition of the Real Estate, for an additional sixty (60) days, such that Purchaser’s Diligence Period with respect to its Tests and Studies regarding the environmental condition of the Real Estate shall expire on October 13, 2003. Purchaser acknowledges and agrees that, except for its Tests and Studies regarding the environmental condition of the Real Estate, Purchaser has completed and is satisfied with its due diligence regarding the Real Estate and with the results of its Tests and Studies regarding the Real Estate.

2.        Purchaser acknowledges and agrees that it is satisfied with the condition of title to the Real Estate as set forth on the Commitment and that, pursuant to Paragraph 3 of the Contract, Purchaser has accepted the status of title as reflect in the Commitment.

3.        Purchaser acknowledges and agrees that Seller has performed, in a manner satisfactory to Purchaser, Seller’s obligations under Paragraph 6 of the Contract and that Purchaser’s condition to Closing under Paragraph 6 of the Contract has been satisfied.

4.        Paragraph 8 of the Contract is hereby amended to change the reference in the seventh (7th) and eighth (8th) line thereof from “one hundred eighty (180) days following the Effective Date” to “two hundred forty (240) days following the Effective Date”.

5.        The recitals set forth above are hereby incorporated into this Amendment by reference. Except as specifically amended or modified pursuant to this Amendment, the terms of the Contract shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Facsimile signatures of the parties on this Amendment shall be effective as original signatures. This Amendment shall not be effective until it has been signed by both parties.

6.        Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Contract.

[signatures begin on following page]

        IN WITNESS WHEREOF, Purchaser and Seller have caused their duly authorized representatives to execute this Amendment as of the Effective Date set forth above.

"PURCHASER" Structural Systems, Inc. By: /s/ Bruce Gordon Printed: Bruce Gordon Its:

"SELLER" The Keller Manufacturing Company, Inc. By: /s/ David Jenkins Printed: David Jenkins Its: Vice President Engineering